UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2007

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

510 Bering Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 9, 2007, Crown Castle Operating Company (“Borrower”), a subsidiary of Crown Castle International Corp. (“Company”), entered into a credit agreement (“Credit Facility”) with a syndicate of lenders, pursuant to which such lenders agreed to provide the Borrower with a $250 million senior secured revolving credit facility maturing January 8, 2008.

The Credit Facility is secured by a pledge of certain equity interests of certain existing and future subsidiaries of the Company (including, upon consummation of the planned merger of Global Signal Inc. with and into CCGS Holdings LLC, a wholly owned subsidiary of the Company (“Global Signal Acquisition”), CCGS Holdings LLC and certain of its existing and future subsidiaries), as well as a security interest in the Borrower’s deposit accounts and securities accounts. The Credit Facility is guaranteed by the Company and certain of its existing and future subsidiaries.

The proceeds of the Credit Facility may be used for general corporate purposes, which may include the financing of capital expenditures, acquisitions and purchases of the Company’s securities. Availability under the Credit Facility at any time will be determined by certain financial ratios. As of January 10, 2007, the Credit Facility remained undrawn.

Revolving borrowings under the Credit Facility bear interest at a rate per annum, at the Borrower’s election, equal to the prime rate of The Royal Bank of Scotland plc plus 1.00% or LIBOR plus 2.0%. Interest on prime rate loans is due monthly, while interest on LIBOR loans is due at the end of the interest period (one, two, three or six months) for which such LIBOR rate is in effect.

The Credit Facility requires the Company, the Borrower and certain of its subsidiaries to maintain compliance with certain financial covenants and places certain restrictions on the ability of the Company and/or certain of its subsidiaries to, among other things, incur debt and liens, purchase Company securities, make capital expenditures, dispose of assets, undertake transactions with affiliates, make other investments and pay dividends.

The Credit Facility contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other indebtedness (including defaults under (i) the Indenture dated as of June 1, 2005, as amended, pursuant to which certain subsidiaries of the Borrower issued the Senior Secured Tower Revenue Notes, and (ii) upon consummation of the Global Signal Acquisition, the Amended and Restated Loan and Security Agreements dated December 7, 2004, and February 28, 2006, respectively, pursuant to which certain subsidiaries of Global Signal Inc. borrowed mortgage loans) and certain events of bankruptcy and insolvency.

The Credit Facility replaces the Borrower’s prior credit facility dated as of June 1, 2006, which was repaid in full on November 29, 2006, in connection with the issuance of Senior Secured Tower Revenue Notes, Series 2006-1 by certain of the Borrower’s indirect subsidiaries, including Crown Castle Towers LLC.

The above summary of the Credit Facility is qualified in its entirety by reference to the complete terms and provisions of the Credit Facility filed herewith as Exhibit 10.1.

ITEM 1.02 – TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

See Item 1.01, which is incorporated by reference.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01, which is incorporated by reference.

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ITEM 7.01 – REGULATION FD DISCLOSURE

On January 10, 2007, the Company issued a press release announcing that Crown Castle Operating Company entered into the Credit Facility. The January 10, 2007 press release is furnished herewith as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated January 9, 2007, among Crown Castle Operating Company, as the borrower, Crown Castle International Corp. and certain of its subsidiaries, as guarantors, the several lenders from time to time parties thereto, and The Royal Bank of Scotland plc, as administrative agent.

99.1	Press Release dated January 10, 2007

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: January 10, 2007

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated January 9, 2007, by and among Crown Castle Operating Company, as the borrower, Crown Castle International Corp. and certain of its subsidiaries, as guarantors, the several lenders from time to time parties thereto, and The Royal Bank of Scotland plc, as administrative agent

99.1	Press Release dated January 10, 2007

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